INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated November 9, 2001, accompanying the consolidated financial statements of Good Times Restaurants Inc., also incorporated by reference in the Form S-8 Registration statement of Good Times Restaurants Inc., and to the use of our name and the statements with respect to us as appearing unde the heading "Experts" in the Registration Statement.

/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP

Denver, Colorado

December 21, 2001